UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                            Date of Report: 11/10/05
                        (Date of earliest event reported)

                     PENSECO FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-23777
                            (Commission File Number)

          PA                                                     23-2939222
(State or other jurisdiction                                (IRS Employer
of incorporation)                                            Identification No.)


         150 North Washington Avenue, Scranton, Pennsylvania 18503-1848
                (Address of principal executive offices)      (Zip Code)

                                (570) 346 - 7741
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Penseco Financial Services Corporation (the "Company") issued a press release announcing the appointment of Mr. Craig W. Best (45) as President and Chief Executive Officer of both the Company and its wholly-owned subsidiary, Penn Security Bank & Trust Company, Scranton, Pennsylvania, effective January 3, 2006. Mr. Best began his banking career with Equibank in Pittsburgh, Pennsylvania. He has been employed by First Commonwealth Financial Corporation, a $6.2 billion financial services company, located in Indiana, Pennsylvania since 1986. For the last five years, Mr. Best held the position of Chief Operating Officer of First Commonwealth Bank where he was responsible for all lines of business and all major administrative functions. A copy of full text of the Employment Agreement is attached as Exhibit 10.0 and the Company's press release is attached as Exhibit 99.1 to this current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits

     (c.)  Exhibits

           The following exhibit is included with this Report:

           10.0  Employment Agreement with Craig W. Best

           99.1 Press release issued by Penseco Financial Services Corporation on November 10, 2005 announcing the appointment of Craig W. Best as President and Chief Executive Officer of both the Company and its wholly-owned subsidiary, Penn Security Bank & Trust Company, Scranton, Pennsylvania, effective January 3, 2006.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  By:  /s/ OTTO P. ROBINSON JR.
                                                       ________________________

                                                       Otto P. Robinson, Jr.
                                                       President

Date:    November 10, 2005